STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (this "Agreement") is made as of the 26th day of March, 1997 by and between Transworld Home HealthCare, Inc., a New York corporation (the "Company"), and Hyperion TW Fund L.P., a Delaware limited partnership (the "Investor").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Purchase and Sale of Shares.

          1.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), the Investor agrees to purchase and the Company agrees to sell and issue to the Investor 4,116,456 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") at a price of $9.875 per Share, for an aggregate purchase price of $40,650,000.

          1.2 Closing. The purchase and sale of the Shares shall take place at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036, within 15 days following the satisfaction of the conditions set forth in Sections 4 and 5, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, in addition to satisfying the other conditions set forth herein, the Company shall deliver to the Investor one or more certificates representing the Shares, against delivery to the Company by the Investor of a wire transfer in the amount of $40,650,000.

     2.   Representations and Warranties of the Company.  The
Company hereby represents and warrants to, and agrees with, the Investor that:

          2.1  Organization, Good Standing and Qualification.
     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all requisite power and authority to own, lease, license and use its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company has all requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement in the form attached hereto as Exhibit A (the "Registration Rights Agreement") and the transactions contemplated hereby and thereby.

          2.2 Authorization. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, sale, issuance and delivery of the Shares has been taken. This Agreement constitutes, and when executed and delivered by the Company the Registration Rights Agreement will constitute, the valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

          2.3  Valid Issuance of Shares.

          (a) The Shares, when issued, sold and delivered in accordance with the terms hereof and for the consideration expressed herein, (i) will be duly and validly issued and fully paid and nonassessable, (ii) will be free of any pledges, liens, security interests, claims or other encumbrances of any kind, (iii) will be issued in compliance with all applicable federal and state securities laws, and
     (iv) will not be issued in violation of any preemptive rights of shareholders. The Shares have been duly and validly reserved for issuance.

          (b) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

          2.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement except for
     (i) filing with the Securities and Exchange Commission on Form 10-C; and (ii) such filings as have been made.

          2.5 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not result in a violation of, or be in conflict with, or constitute, with or without the passage of time or the giving of notice or both, a default under, any provision of the Company's certificate of incorporation, as amended, or bylaws, as amended, or any judgment, order, writ or decree, or any contract, agreement or instrument, or require any consent, waiver or approval thereunder, or give rise to a right to terminate or accelerate the performance required thereby, or constitute an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

          2.6 SEC Documents. The Company has provided the Investor with copies of its Annual Report on Form 10-K for the fiscal year ended October 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended January 31, 1997 (collectively, the "SEC Documents"), each as filed with the Securities and Exchange Commission. On the date of their respective filings, such SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and none of such SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2.7 Financial Statements. The Company has delivered to the Investor its audited consolidated financial statements (consolidated balance sheet and consolidated statements of operations, changes in stockholders' equity and cash flows) at October 31, 1996 and for the year then ended and its unaudited financial statements (consolidated balance sheet and consolidated statement of operations and cash flows) at January 31, 1997 and for the three-month period then ended (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately describe the financial condition and operating results of the Company and its subsidiaries as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which will not in the aggregate be material.

          2.8 No Material Adverse Changes. Except as disclosed in the SEC Documents (and, to the extent the following representation relates to Health Management, Inc., a Delaware corporation ("HMI"), except as previously disclosed to the Investor), since January 31, 1997, there has been no material adverse change in the assets, properties, business, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries and the Company has no knowledge of any event which is likely to result in any such change. To the extent the foregoing representation relates to HMI, it is being made to the best knowledge of the Company.

          2.9 Disclosure. The Company has fully provided the Investor or its counsel with all the information which the Investor has requested for deciding whether to purchase the Shares and all information which the Company believes is reasonably necessary to enable the Investor to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     3.   Representations and Warranties of the Investor.  The
Investor hereby represents and warrants to the Company that:

          3.1 Authorization. The Investor has all requisite power and authority to enter into this Agreement. This Agreement has been duly executed and delivered and constitutes the Investor's valid and legally binding obligation, enforceable in accordance with its terms, except
     (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          3.2 Purchase Entirely for Own Account. The Shares to be purchased by the Investor will be acquired for investment for its own account, and, except as contemplated by the Registration Rights Agreement or otherwise in accordance with applicable securities laws, not with a view to the resale or distribution of any part thereof and without the present intention of selling, granting any participation in, or otherwise distributing the same.

          3.3 Investment Experience. The Investor can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

          3.4 Restricted Securities. The Investor understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 of the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.5 Legends. The Investor understands that the certificates evidencing the Shares will bear the following legend:

               "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER."

          The Shares shall not be required to bear such legend if an opinion of counsel reasonably satisfactory to the Company is delivered to the Company to the effect that neither the legend nor the restrictions on transfer contained in this Agreement are required to insure compliance with the Act. Whenever, pursuant to the preceding sentence, any certificate for any of the Shares is no longer required to bear the foregoing legend, the Company may, and if requested by the holder thereof, shall, issue to the holder, at the Company's expense, a new certificate not bearing the foregoing legend.

     4.   Conditions to the Investor's Obligations at Closing.
The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

          4.1  Representations and Warranties.  The
     representations and warranties of the Company contained in
     Section 2 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          4.2 Performance. The Company shall have performed and complied with all agreements, covenants, obligations and conditions contained in this Agreement in all material respects that are required to be performed or complied with by it on or before the Closing.

          4.3 No Material Adverse Change. There shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition
     (financial or otherwise) of the Company and its subsidiaries taken as a whole.

          4.4  Compliance Certificate.  The President or Chief
     Executive Officer of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.3, 4.6, 4.9 and
     4.12 have been fulfilled.

          4.5 Qualifications; Litigation. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing. No federal, state or local regulatory or other governmental authority shall have taken any action or issued any statement, written or oral, to the effect that the transactions contemplated to be taken at the Closing may not be consummated as currently structured, which action or statement, in the reasonable judgment of the Investor, makes proceeding with the transactions contemplated by this Agreement inadvisable. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge, this Agreement or the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages with respect thereto.

          4.6 Consents and Coordination. All third party consents and waivers that are required in connection with the Closing under this Agreement, and the consummation of the transactions contemplated hereby, shall be duly obtained and effective as of the Closing.

          4.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

          4.8 Opinion of Company Counsel. Baer, Marks & Upham LLP, counsel for the Company, shall have delivered an opinion which is addressed to the Investor, dated as of the Closing and substantially in the form delivered pursuant to the Unit Purchase Agreement dated as of November 20, 1995 between the Company and Hyperion Partners II L.P., a Delaware limited partnership ("HPII") (the "Unit Purchase Agreement").

          4.9 Banks Waiver and Consent. The Company shall have received, in form and substance satisfactory to the Investor, (i) the waiver of the lenders (the "Banks") party to the Credit Agreement dated as of July 31, 1996, as amended (the "Credit Agreement") among the Company, the Banks and Bankers Trust Company, as Agent, of any right the Banks may have to the proceeds of the transactions contemplated hereby to prepay outstanding indebtedness of the Company under the Credit Agreement, (ii) the consent of the Banks to the issuance and sale of the Shares and waiver of any events of default caused in connection therewith, and
     (iii) such other consents and waivers of the Banks as may be required in connection with the transactions hereunder and under the Stock Purchase Agreement dated as of January 8, 1997, between the Company and HPII (the "HPII Purchase Agreement").

          4.10 Hart-Scott-Rodino. Any applicable waiting periods in respect of the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements
     Act of 1976, as amended, shall have expired at or prior to the Closing.

          4.11 Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights
     Agreement.

          4.12 Paribas Consent. The Company shall have received, in form and substance satisfactory to the Investor, the consent of Paribas Principal, Inc. to this Agreement and the Registration Rights Agreement.

     5. Conditions to the Company's Obligations at the Closing. The obligations of the Company to the Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of the following conditions, any of which may be waived by the Company:

          5.1  Representations and Warranties.  The
     representations and warranties of the Investor contained in
     Section 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          5.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.2.

          5.3 Performance. The Investor shall have performed and complied with all agreements, covenants, obligations and conditions contained in this Agreement in all material respects that are required to be performed or complied with by it on or before the Closing.

          5.4 Qualifications; Litigation. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge, this Agreement or the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages with respect thereto.

          5.5 Banks Waiver and Consent. The Company shall have received, in form and substance satisfactory to the Company,
     (i) the waiver of the Banks of any right they may have to the proceeds of the transactions contemplated hereby to prepay outstanding indebtedness of the Company under the Credit Agreement, (ii) the consent of the Banks to the issuance and sale of the Shares and waiver of any events of default caused in connection therewith, and (iii) such other consents and waivers of the Banks as may be required in connection with the transactions hereunder.

          5.6 Hart-Scott-Rodino. Any applicable waiting periods in respect of the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements
     Act of 1976, as amended, shall have expired at or prior to the Closing.

          5.7 Consents and Coordination. All consents and waivers that are required in connection with the Closing under this Agreement, and the consummation of the transactions contemplated hereby, shall be duly obtained and effective as of the Closing.

          5.8 Paribas Consent. The Company shall have received, in form and substance satisfactory to the Company, the consent of Paribas Principal, Inc. to this Agreement and the Registration Rights Agreement.


     6. Covenants of the Company. The Company covenants and agrees with the Investor as follows:

          6.1 Advice of Changes. The Company will promptly advise the Investor in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or the date of the Closing, untrue or inaccurate in any material respect and (ii) any material adverse change in the business of the Company and its subsidiaries taken as a whole.

          6.2 Information. The Company will deliver to the Investor the information required to be delivered to HPII pursuant to Section 6.9 of the Unit Purchase Agreement (as in effect on the date hereof), unless the Investor at any time specifically requests that such information not be delivered to it.

          6.3 Observer Rights. The Company will afford to the Investor the observer and other rights required to be afforded to HPII pursuant to Section 6.11 of the Unit Purchase Agreement (as in effect on the date hereof).

          6.4 Listing Application. The Company shall prepare and file with the National Association of Securities
     Dealers, Inc. ("NASD") an Additional Listing Application, in the form and within the time period prescribed by the NASD, with respect to the listing of the Shares.

          6.5 Publicity. Except as may be required by law, the Company shall not use the name of, or make reference to, the Investor or any of its affiliates in any press release or in any public manner without the Investor's prior written consent.

     7. Indemnification. The Company agrees to indemnify the Investor and its general and limited partners, and each officer, director, employee, partner, member, agent and affiliate of the Investor and its general and limited partners (the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of one counsel for such Indemnified Parties (selected by the Investor) (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with (A) any investigative, administrative or judicial proceeding or claim brought or threatened relating to or arising out of the Investor's purchase of the Shares, or this Agreement, the Registration Rights Agreement, or the transactions contemplated hereby and thereby, or (B) any material inaccuracy or alleged inaccuracy in any representation or warranty of the Company made or incorporated by reference in this Agreement or any material breach or alleged breach by the Company of any covenant or agreement made or incorporated by reference in this Agreement or the Registration Rights Agreement.

     8.   Termination.

          8.1 Termination Prior to Closing. This Agreement may be terminated at any time prior to the Closing:

          (a) by the mutual consent of the Investor and the Company;

          (b) by the giving of notice by the Investor or the Company at any time after August 31, 1997 (or such later date as shall have been agreed to in writing by the parties hereto), if at the time notice of such termination is given the Closing shall not have been consummated;

          (c) by the giving of notice by the Investor or the Company at any time after the HPII Purchase Agreement is terminated; or

          (d) by the Investor, if there has been a material misrepresentation or material breach on the part of the Company in any of the representations, warranties, covenants or agreements of the Company set forth herein, or if there has been any material failure on the part of the Company to comply with its obligations hereunder, or by the Company if there has been a material misrepresentation or material breach on the part of the Investor in any of the representations, warranties, covenants or agreements of the Investor set forth herein, or if there has been any material failure on the part of the Investor to comply with its obligations hereunder.

          8.2  Liability Upon Termination.

          (a) In the event of termination of this Agreement pursuant to Sections 8.1(a), 8.1(b) or 8.1(c), no party hereto shall have any liability or further obligation to any other party hereto except as provided in Sections 7, 9.7 and 9.8.

          (b) In the event of termination pursuant to Section 8.1(d), (i) if the Investor is the non-breaching party, the Investor shall be entitled to reimbursement of expenses as set forth in Section 9.8 and (ii) the non-breaching party shall have the right to pursue all rights and remedies available to it hereunder or otherwise provided at law or equity, including without limitation, the right to seek specific performance and money damages.

     9.   Miscellaneous.

          9.1 Survival of Warranties. The warranties, representations, covenants and agreements of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. Neither any investigation by or on behalf of the Investor nor the receipt by the Investor of any data or information from the Company, shall in any way affect the right of the Investor to rely on the representations, warranties, covenants and agreements of the Company or the right of the Investor to terminate this Agreement as provided in Section 8.

          9.2 Successors and Assigns. The Investor and each assignee of the Investor may, without the consent of the Company, assign its rights under this Agreement, in whole or in part, in connection with any sale or transfer to an affiliate or a partner, and the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          9.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

          9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (i) if to the Company, at the following address:

               75 Terminal Avenue
               Clark, New Jersey  07066
               Attn:  Robert W. Fine

               with a copy to:

               Baer Marks & Upham LLP
               805 Third Avenue
               New York, New York  10022
               Attn:  Leslie J. Levinson

     (ii) if to the Investor, at the following address:

               50 Charles Lindbergh Blvd.
               Suite 500
               Uniondale, New York  11553-3600
               Attn:  Scott A. Shay

               with a copy to:

               Proskauer Rose Goetz & Mendelsohn LLP
               1585 Broadway
               New York, New York 10036
               Attn:  Bruce Lieb

     or at such other address as any of the parties may designate by 10 days' advance written notice to the other parties.

          9.7 No Finder's Fee. Each party represents that it is not, and will not be, obligated for any finder's fee or commission in connection with this transaction.

          The Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible.

          The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of their respective officers, employees or representatives is responsible.

          9.8 Expenses. The Company agrees to pay all out-of-pocket fees and reasonable expenses incurred by the Investor in connection with this Agreement and the transactions contemplated hereby (whether or not the transactions contemplated hereby are consummated) including, without limitation, (i) the reasonable fees and expenses of counsel for the Investor incurred in connection with this Agreement and the transactions contemplated hereby (including the reasonable fees and expenses of Proskauer Rose Goetz & Mendelsohn LLP, and including, without limitation, any legal fees and expenses relating to any future waiver, consent or amendment, whether or not any such future action is given or consummated) and (ii) all filing fees relating to filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1974, as amended.

          9.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Investor and the Company.

          9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          9.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

          9.12 Equitable Adjustments. Prior to the consummation of the Closing, all number of Shares referred to herein shall be equitably adjusted to account for stock splits, stock dividends, mergers and similar corporate events.

                         [END OF TEXT]
























          IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

          "COMPANY"

          TRANSWORLD HOME HEALTHCARE, INC.



          By: /s/Robert W. Fine
          Name:  Robert W. Fine
          Title: President



          "THE INVESTOR"

          HYPERION TW FUND L.P.


          By:  HYPERION TW LLC,
               its General Partner


               By:  HYPERION PARTNERS II L.P.,
                    its Managing Member


                    By:  HYPERION VENTURES II L.P.,
                         its General Partner


                         By:  HYPERION FUNDING II CORP.,
                              its General Partner


                              By: /s/Scott A. Shay
                                 Name:  Scott A. Shay
                                 Title: Executive Vice President

                                                        EXHIBIT A

                  REGISTRATION RIGHTS AGREEMENT


          This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of March 26, 1997 among Transworld Home HealthCare,
Inc., a New York corporation (the "Company") and Hyperion TW Fund
L.P., a Delaware limited partnership (the "Investor").


                            RECITALS:


          A. Concurrently with the execution of this Agreement, the Investor is acquiring from the Company shares of common stock of the Company pursuant to the Stock Purchase Agreement dated
March 26, 1997 (the "Purchase Agreement").

          B. By entering into this Agreement, the Company wishes to provide a further inducement to the Investor to purchase shares of common stock of the Company pursuant to the Purchase Agreement.

          NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

          1.  Definitions.  For purposes of this Agreement:

               (a) "Common Shares" means shares of common stock of the Company.

               (b)  "Exchange Act" means the Securities Exchange
Act of 1934, as amended.

               (c)  "Form S-3" means such form under the
Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (d) "Holder" means any Person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with Section 11.

               (e) "Initiating Holders" means the Holder(s) initiating a registration request under Section 2.

               (f)  "majority in interest of the Initiating
Holders" means Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders.

               (g) "Person" means any individual, partnership, joint venture, corporation, association, trust or any other entity or organization.

               (h) "Qualifying Request" means a request from the Investor or any of its affiliates, partners or assignees that in the aggregate possess at least fifty percent (50%) of the Registrable Securities outstanding as of the date of such request, so long as the Investor or any of its partners is a party to such request.

               (i) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (j) "Registrable Securities" means (1) any Common Shares now or hereafter owned by the Investor, including without limitation any Common Shares purchased pursuant to the Purchase Agreement, (2) any Common Shares issuable or issued upon conversion or exercise of any warrant, right or other security now or hereafter owned by the Investor, and (3) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Common Shares, warrants, rights or other securities; provided, however, that any Common Shares sold by a Person in a transaction in which such Person's rights under this Agreement are not assigned pursuant to
Section 11 below shall cease to be Registrable Securities from and after the time of such sale.

               (k)  The number of shares of "Registrable
Securities then outstanding" shall be determined by the number of Common Shares outstanding, and the number of Common Shares issuable, which are Registrable Securities.

               (l)  "SEC" means the Securities and Exchange
Commission.

               (m)  "Securities Act" means the Securities Act of
1933, as amended.

               (n)  "Violation" means any of the following
statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

          2.  Request for Registration.

               (a) If, after the earlier of (i) the date six months after the date of this Agreement or (ii) such time, if any, as it becomes unlawful or, in the good faith judgment of the Investor, unduly burdensome for regulatory reasons for the Investor to continue to hold some or all of the Registrable Securities then held by it, the Company shall receive a written Qualifying Request that the Company file a registration statement under the Securities Act, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 2(b) below, use its best efforts to effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 19 below.

               (b) If Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in Section 2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. A majority in interest of the Initiating Holders shall, after consultation with the Board of Directors of the Company, select the managing underwriter or underwriters in such underwriting, such underwriter(s) to be reasonably satisfactory to the Company. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting by a majority in interest of the Initiating Holders; provided, however, that no such Holder shall be required to make any representations or warranties except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this
Section 2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise the Company and the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such Holder. Except to the extent, if any, that securities are required to be included in such registration under (i) the Registration Rights Agreement made as of August 5, 1994, among the Company and Paribas Principal, Inc., (ii) the Representative's Warrant Agreement dated as of December 7, 1992 between the Company and RAS Securities Corp., (iii) the Agreement, made as of the 5th day of June, 1992, by and among Kinder Investments L.P., a Delaware limited partnership, Richard Elkin, Joseph J. Raymond, Elliott H. Vernon and United States Home Health Care Corp. (which securities shall in the case of clause (i) and, except with respect to 6,376 Common Shares held by Elliott H. Vernon, clause (iii) be subject to the immediately preceding sentence), or (iv) the Registration Rights Agreement made as of May 29, 1996 among the Company and Hyperion Partners II L.P., no securities other than Registrable Securities shall be covered by such registration.

               (c) The Company shall be obligated to effect only three (3) registrations pursuant to this Section 2 (except as otherwise provided in Section 6 hereof, registrations which are not consummated shall not be counted for this purpose); provided, however, that the Company shall be obligated to effect as many registrations as may be requested by Holders in the event and so long as a registration pursuant to Form S-3 or any similar "short-form" registration statement is available. Any Qualifying Request made after three (3) registrations have been consummated pursuant to this Section 2 shall cover Registrable Securities which, together with other securities of the Company entitled to inclusion in such registration, are proposed to be sold at an aggregate price to the public of not less than ten million dollars ($10,000,000). The Company shall not be obligated to effect more than two (2) registrations pursuant to this Section 2 in any twelve (12) month period.

               (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed by reason of a material pending transaction and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety
(90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; and provided further that the Company may not utilize this right unless (i) each other person with rights to require the Company to register securities shall have agreed that no securities will be registered on behalf of such person during such ninety (90) day period and (ii) the Company shall not file a registration statement during such ninety (90) day period other than pursuant to this Section 2.

          3. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8, or a registration on Form S-4), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 19, the Company shall, subject to the provisions of
Section 8, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have no obligation under this Section 3 to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to any Holder for its failure to do so.

          4. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, keep such registration statement effective for up to one hundred twenty
(120) days or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders copies of all such documents proposed to be filed.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use diligent efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such states or jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction.

               (e) Use diligent efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company's business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

               (f)  In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

               (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (h) Notify each Holder of Registrable Securities covered by such registration statement and such Holder's underwriters, if any, and confirm such advice in writing: (i) when the registration statement has become effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

               (i) Notify each Holder of Registrable Securities if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use diligent efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

               (j)  Furnish, at the request of any Holder
requesting registration of Registrable Securities pursuant to this Agreement, (i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and, if such securities are being sold through underwriters, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.

               (k) As soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with Section 11(a) of the Securities Act.

          5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. If any registration statement or comparable statement under the Securities Act refers to the Investor or any of its affiliates, by name or otherwise, as the holder of any securities of the Company then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, each such holder shall have the right to require the deletion of such reference to itself and its affiliates.

          6. Expenses of Demand Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 2, including without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel (selected by the Holders of a majority of the Registrable Securities being registered) for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to bear such expenses in connection with any registration begun pursuant to Section 2 if the registration request subsequently is withdrawn at the request of the Holders of a majority of Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata), unless the Holders of a majority of Registrable Securities then outstanding agree to forfeit one (1) demand registration pursuant to Section 2; provided further, however, that if at the time of such withdrawal, (a) the Holders have learned of a material adverse change in the condition (financial or otherwise), business or prospects of the Company from that known to the Holders at the time of their request or (b) there has occurred a material adverse change in marketing factors related to the sale of Registrable Securities to the public from those existing at the time of the Holders' request, then the Holders shall not be required to pay any such expenses and shall retain their rights pursuant to Section 2.

          7. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3 for each Holder, including without limitation all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders (selected by the Holders of a majority of the Registrable Securities being registered), but excluding underwriting discounts and commissions relating to Registrable Securities.

          8. Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company or being sold pursuant to a request for registration made by shareholders other than the Holders, the Company shall not be required under Section 3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company (or such shareholders other than the Holders, as applicable) and the underwriters selected by it (or them, as applicable), and then, in the case of an offering by the Company, only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided however that no Holder participating in such underwriting shall be required to make any representations or warranties except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders); provided that, if any selling shareholder has the right to include its shares in such offering on terms or in an amount more favorable than provided herein, then each Holder shall have the right to participate along with such selling shareholder(s) in such offering on such more favorable terms (i) pro rata based upon the total amount of securities entitled to be included therein owned by each such selling shareholder and the aggregate number of Registrable Securities held by such Holder or (ii) in such other proportions as shall mutually be agreed to by such selling shareholders and the Holders of a majority of the Registrable Securities requested to be included in such offering).

          9.  Indemnification.  In the event any Registrable
Securities are included in a registration statement under this
Agreement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its heirs, personal representatives and assigns, each of such Holder's partners, each of such Holder's, and each of such Holder's partners', officers, directors, employees and affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation (provided, however, that the Company will not be required to indemnify any of the foregoing Persons on account of any losses, claims, damages or liabilities arising from a Violation if and to the extent that such Violation was made in a preliminary prospectus and was corrected in a subsequent prospectus that was required by law to be delivered to the Person making the claim with respect to which indemnification is sought hereunder (and such subsequent prospectus was made available by the Company to permit delivery of such prospectus in a timely manner), and such subsequent prospectus was not so delivered to such Person); and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such indemnified party.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that, in no event shall the liability of any Holder under this Section 9(b) exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 9 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby; and such failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 9.

               (d) The obligations of the Company and Holders under this Section 9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

               (e) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

               (f) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investor to purchase Registrable Securities pursuant to the Purchase Agreement) or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand (taking into consideration the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investor to purchase Registrable Securities pursuant to the Purchase Agreement) and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 9, no Holder shall be required, pursuant to this Section 9, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Common Shares in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

          10. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) use diligent efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

               (b) take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable
Securities;

               (c) use diligent efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          11. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part by a Holder to one or more of its partners or affiliates or to one or more transferees or assignees of not less than twenty-five percent (25%) of all Registrable Securities acquired by the Holder pursuant to the Purchase Agreement, provided that such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee was a party hereto.

          12. Limitations on Subsequent Registration Rights; Existing Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such Holder's securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to request a registration. The Company represents and warrants to the Holders that all "registration rights" relating to securities of the Company that exist on the date hereof are listed on Exhibit A attached hereto.

          13. "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act in connection with an underwritten offering, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to donees or partners who agree to be similarly bound) any Common Shares of the Company held by it except Common Shares included in such registration; provided, however, that:

               (a) such agreement shall be applicable only to a registration statement initiated by the Company which covers
Common Shares (or other securities) to be sold on its behalf to the public in an underwritten offering; and

               (b) all officers and directors of the Company and all other Persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

          14. Amendment; Waiver. Any provision of this Agreement may be amended only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party to be charged, provided that the holders of a majority of the Registrable Securities then outstanding may act on behalf of all such holders. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each holder of Registrable Securities at the time outstanding, each future holder of all such securities, and the Company.

          15. Changes in Registrable Securities. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

          16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

          17. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York, whether or not all parties hereto are residents of New York.

          18. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          19. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (a) if to a party other than the Company, at such party's address set forth at the end of this Agreement or at such other address as such party shall have furnished the Company in writing, or, until any such party so furnishes an address to the Company, then to and at the address of the last holder of the shares covered by this Agreement who has so furnished an address to the Company, or
(b) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the parties in writing.

          20. Severability. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any party whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          21. Titles and Subtitles. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          22. Delays or Omissions; Remedies Cumulative. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

          23. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.





























          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   "Company"

                                   TRANSWORLD HOME HEALTHCARE,
                                   INC.
Address:
11 Skyline Drive
Hawthorne, New York 10532
                                   By:
                                      Name:
                                      Title:



                                   "Investor"

                                   HYPERION TW FUND L.P.
Address:
50 Charles Lindbergh Boulevard
Suite 500                          By:  HYPERION TW LLC,
Uniondale, New York 11553-6300          its General Partner


                                   By:  HYPERION PARTNERS II
                                        L.P.,
                                        its Managing Member


                                   By:  HYPERION VENTURES II
                                        L.P.,
                                        its General Partner


                                   By:  HYPERION FUNDING II
                                        CORP.,
                                        its General Partner



                                   By:
                                      Name:
                                      Title:








                           EXHIBIT A



1. Agreement made as of the 5th day of June, 1992, by and among Kinder Investments L.P., Richard Elkin, Joseph J. Raymond,
     Elliott H. Vernon and United States Home Health Care Corp.

2.   Representative's Warrant Agreement dated as of December 7,
     1992 between Transworld Home HealthCare, Inc. and RAS
     Securities Corp.

3. Registration Rights Agreement made as of August 5, 1994, among Transworld Home HealthCare, Inc. and Paribas
     Principal, Inc.

4.   Registration Rights Agreement made as of May 29, 1996, among
     Transworld Home HealthCare, Inc. and Hyperion Partners II
     L.P.